Exhibit (h)(1)(ii)

SECOND AMENDMENT TO THE

2ND VOTE FUNDS - FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, to the Fund Administration Servicing Agreement, dated as of November 3, 2020, as amended (the “Agreement”), is entered into as of the last date on the signature block, by and between 2ND VOTE FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the 2VA Shareholders First ETF; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date written below.

2ND VOTE FUNDS	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Exhibit A to the

2nd Vote Funds - Fund Administration Servicing Agreement

Name of Series

2ndVote Society Defended ETF
2ndVote Life Neutral Plus ETF
2VA American Freedoms ETF
2VA Shareholders First ETF